                EXHIBIT 23 TO SYMIX SYSTEMS, INC. 1999 FORM 10-K

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-40546, No. 33-45416, No. 33-73014, No. 33-73016, No. 333-660,
No. 333-10631, No. 333-10633 and No. 333-43947, Forms S-3 No. 333-64677 and No.
333-71357 and Form S-4 No. 333-76567) of Symix Systems, Inc. of our report dated July 26, 1999, with respect to the consolidated financial statements and the financial statement schedule included in this Annual Report (Form 10-K) of Symix Systems, Inc.



                                         /s/Ernst & Young LLP
Columbus, Ohio
September 20, 1999

                                       68